UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2)

☐ Definitive Information Statement

UV FLU TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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UV FLU TECHNOLOGIES, INC.

250 Parkway Drive, Suite 150

Lincolnshire, Illinois 60069

NOTICE OF SOLICITATION OF WRITTEN CONSENTS TO ACTION

TO ALL STOCKHOLDERS OF UV FLU TECHNOLOGIES, INC.:

This notice of written consent solicitation statement (“Consent Solicitation Statement”) of UV FLU TECHNOLOGIES, Inc., a Nevada corporation (the “Company”), will be available for all shareholders of the Company to read on the Company’s website (www.uvflutech.com) and will be mailed or delivered on or about July ___, 2014, to the stockholders being solicited and of record as of June 17, 2014, pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of written consents by the Company for approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock (the “Amendment”).

Notice is hereby given that the holders of a majority of the shares outstanding of the Company’s Common Stock (as of June 17, 2014) may act by written consent to approve the following action in lieu of a Special Meeting of Shareholders:

To approve the amendment to Article 3 of the Articles of Incorporation of the Company to increase the number of shares of authorized stock from 75,000,000 shares to 150,000,000 shares.

The Board of Directors has fixed the close of business on June 17, 2014 as the record date (the ‘‘Record Date’’) for determining shareholders entitled to consent. Only shareholders of record of the Company’s Common Stock at the close of business on June 17, 2014 are entitled to take action on the proposal discussed in the Consent Solicitation Statement.

The Amendment has been approved by the Board of Directors. The action of the Board is subject to the approval of our shareholders. There will be no shareholders’ meeting to take action, and instead the Company is requesting that you fill out and return the consent card attached to the Consent Solicitation Statement in order for the shareholders to take action on the proposal set forth herein.

PLEASE BE ASSURED THAT YOUR CONSENT IS IMPORTANT. TO ENSURE THAT YOUR CONSENT WILL BE COUNTED TOWARD THE NUMBER OF SHARES NECESSARY FOR MAJORITY CONSENT, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT FORM AND RETURN TO THE COMPANY VIA THE INSTRUCTIONS SET FORTH ON THE CONSENT FORM.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

July __, 2014.

Michael S. Ross, President

UV FLU TECHNOLOGIES, INC.
250 Parkway Drive, Suite 150
Lincolnshire, Illinois 60069
Phone: (508) 362-5455

WRITTEN CONSENT SOLICITATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES ACT OF 1934,
AS AMENDED, AND REGULATION 14 AND SCHEDULE 14C THEREUNDER

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

INTRODUCTION

This written consent solicitation statement (“Consent Solicitation Statement”) of UV FLU TECHNOLOGIES, INC., a Nevada corporation (the “Company”), will be available for all shareholders of the Company to read on the Company’s website (www.uvflutech.com) and will be mailed on or about July ____, 2014, to the stockholders being solicited and of record as of June 17, 2014 pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended.

The action described below will be approved by written consent if holders holding a majority of the shares of common stock (as of June 17, 2014) of the Company submit written consents in favor of such action. There will be no shareholders’ meeting to take action, and instead the Company is requesting that you fill out and return the consent card attached to this Statement in order for the shareholders to take action on the proposal set forth herein.

Notice is hereby given that the holders of a majority of the shares outstanding of the Company’s Common Stock (as of June 17, 2014) may act by written consent to approve the following action in lieu of a Special Meeting of Shareholders:

To approve the amendment to Article 3 of the Articles of Incorporation of the Company to increase the number of shares of authorized stock from 75,000,000 shares to 150,000,000 shares.

The Board of Directors has fixed the close of business on June 17, 2014 as the record date (the ‘‘Record Date’’) for determining shareholders entitled to consider this Consent Solicitation Statement. Only shareholders of record of the Company’s Common Stock at the close of business on June 17, 2014 are entitled to take action on the proposal discussed in this Consent Solicitation Statement.

This Consent Solicitation Statement relates to the above-described action. Please read this Statement. It describes the essential terms of the amendment to the Articles of Incorporation as well as other information about the Company. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the record date we had 73,439,909 shares of common stock outstanding. The approval of a majority of all outstanding shares is required for us to be able to amend our Articles of Incorporation (the “Amendment”). Our Board of Directors approved the Amendment on May 13, 2014. The proposed amendment to the Articles of Incorporation increasing the authorized shares is set forth in the Certificate of Amendment attached to this Statement in substantial form as Exhibit A.

A special meeting of the stockholders to approve the Amendment is not required under Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company determined to solicit the written consent of the majority stockholders of the Company.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

Our Board of Directors believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital. As of June 17, 2014, we have 73,439,909 shares of common stock outstanding and are authorized to issue 75,000,000 shares, leaving only 1,560,091 shares available for future issuances. The board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash. Michael Ross, for example is scheduled to receive his compensation in shares, of approximately 315,000 shares per quarter. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our Board of Directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our Board of Directors may authorize the issuance of any shares of Common Stock authorized but unissued without further shareholder approval. The issuance of such shares of common stock will be upon such terms as the Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

In the event that the Amendment is approved by written consents of the shareholders, the Company may issue common stock of the Company pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (17 CFR §230.501 et seq.) to raise capital to fund ongoing operations. The issuance of the securities will have no effect upon the rights of existing security holders, other than the dilutive nature of the transaction.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On May 13, 2014, our Board of Directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to increase the number of shares of authorized stock from 75,000,000 shares to 150,000,000 shares.

The information contained in this Consent Solicitation Statement constitutes the only notice we will be providing stockholders except as otherwise required.

NO DISSENTER’S RIGHTS

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our stockholders with any such right.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 73,439,909 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock. The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of  the Record Date, the number and percentage of outstanding shares of our common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.  Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next 60 days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class of Common Stock

Directors and Executive Officers
Michael S. Ross 1624 Park Avenue West Highland Park, Illinois 60035	4,420,000	5.74%

Thomas J. Mahowald 1624 Park Avenue West Highland Park, Illinois 60035	787,500	1.02%

Glenn Bushee 1624 Park Avenue West Highland Park, Illinois 60035	243,750	0.32%

Dr. Jerrold Leikin 1624 Park Avenue West Highland Park, Illinois 60035	0	0%

Jeremy Noonan 1624 Park Avenue West Highland Park, Illinois 60035	0	0%

All directors and executive officers as a group (5 persons)	5,451,250	7.08%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address. Mr. Ross owns 920,000 shares of common stock, and an option to purchase 3.5 million shares at $.02 per share, which options are immediately exercisable.

(2)	Under Rule 13d-3 under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

We do not know of any other shareholder who has more than 5 percent of the issued shares.

There are no voting trusts or similar arrangements known to us whereby voting power is held by another party not named herein.  We know of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of our common shares or preventing the vesting of such beneficial ownership.

DISTRIBUTION OF CONSENT SOLICITATION STATEMENT

The Company will pay the costs of mailing or delivering this Consent Solicitation Statement by U.S. mail and electronically to our stockholders who will be solicited.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest, except that upon approval of the amendment to increase authorized shares, Mr. Ross’ option to purchase 3.5 million shares of common stock may be exercised.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Since inception, there has been a limited trading market for our common stock. Our common stock is listed on the OTC Bulletin Board (“OTCBB”) exchange under the symbol UVFT.OB. Our common stock has been listed on the OTCBB since November 12, 2009. Prior to that time, there was no public market for our common stock. The table below lists the high and low closing prices per share of our common stock for the past two years, as quoted on OTCBB.

Fiscal 2014	High	Low
First Quarter	$.02	$.08
Second Quarter	$.03	$.05
Third Quarter	$.03	$.04

Fiscal 2013	High	Low
First Quarter	$.07	$.03
Second Quarter	$.06	$.03
Third Quarter	$.09	$.03
Fourth Quarter	$.06	$.03

Fiscal 2012	High	Low
First Quarter	$.19	$.03
Second Quarter	$.15	$.08
Third Quarter	$.15	$.08
Fourth Quarter	$.10	$.04

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

Securities Authorized For Issuance under Equity Compensation Plans

There are no securities authorized for issuance under any equity compensation plans during the fiscal year ended September 30, 2013 or for the quarters ended December 31, 2013, March 31, 2014 or June 30, 2014. Michael Ross, as the Company’s President, intends to receive, upon approval of the Board of Directors, his compensation in the form of common stock each calendar quarter at a rate of $11,500 per quarter, based on the fair market value of the Company’s common stock at that time.

Purchases of Equity Securities by the Issuer and Affiliated Purchases

There were no issuer purchases of our equity securities during the fiscal year ended September 30, 2013 or for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE

We “incorporate by reference” into this Consent Solicitation Statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC:

•	Form 10-K for fiscal year ended September 30, 3013.
•	Form 10-Q for quarter ended December 31, 2013.
•	Form 10-Q for quarter ended March 31, 2014.

We will be mailing these items through U.S. mail and electronically to shareholders being solicited and posting these items on our website for you to read and print. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

UV FLU TECHNOLOGIES, INC.
250 Parkway Drive, Suite 150 Lincolnshire, Illinois 60069 (508) 362-5455

WRITTEN CONSENT OF SHAREHOLDERS OF UV FLU TECHNOLOGIES, INC.
APPROVING AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned shareholder(s) of UV FLU TECHNOLOGIES, Inc. (the “Company”) hereby:

☐ CONSENTS TO	☐ DOES NOT CONSENT TO	☐ ABSTAINS
(check one)

the proposal to amend Article 3 of the Articles of Incorporation of the Company (the “Amendment”), as described in the accompanying Consent Solicitation Statement of the Company dated July __, 2014.

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above, with respect to the Amendment. If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to the proposal described above, then such shareholder will be deemed to have given affirmative written consent in favor of the proposal.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT.

(Number of Shares)

Date:

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

•	MAIL: UV FLU TECHNOLOGIES, Inc., 250 Parkway Drive, Suite 150, Lincolnshire, Illinois 60069
•	FACSIMILE: (720) 293-6613
•	EMAIL: uvfluvote@gmail.com

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.	Name of corporation:

UV FLU TECHNOLOGIES, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article 3 is hereby amended to read in its entirety as follows:

3. Shares: The amount of the total authorized capital stock of this corporation is One Hundred Fifty Million (150,000,000) shares, consisting of common stock with a par value of $.001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Total Shares voted in favor:

Total Voting Shares outstanding:

Percentage of Shares voted in favor:

4.	Effective date of filing (optional): upon filing.

5.	Signature: ____________________________________ Michael S. Ross, President